UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2017

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7244 Perkins Road
Baton Rouge, Louisiana 70808
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2017, the shareholders of Investar Holding Corporation (the “Company”) approved the Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan (the “Plan”) at the Company’s 2017 annual meeting of shareholders. The purpose of the Plan is to motivate high levels of performance and align the interests of the Company’s employees and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in the Company and providing a means for recognizing their contributions to the success of the Company.

The compensation committee of the Company’s board of directors will administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The Plan authorizes the issuance of up to 600,000 shares of common stock. No participant may be granted in any single year awards that relate to more than 100,000 shares of the Company’s common stock, although non-employee directors may not be granted in any single year awards that relate to more than 30,000 shares of the Company’s common stock. Additionally, the value of other stock-based awards that are valued in dollars and that are scheduled to be paid out to a participant in any calendar year cannot exceed $1,000,000.

The Plan may be amended or discontinued at any time by the Company’s board of directors, subject to the requirement that certain amendments may not be made without shareholder approval. No amendment or discontinuance of the Plan may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 24, 2027.

For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2017. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting of Shareholders of Investar Holding Corporation (the “Company”), held on May 24, 2017, two proposals were submitted to a vote of security holders. Of the 8,805,889 shares of the Company’s common stock outstanding as of the record date, 5,727,496 shares were represented at the Annual Meeting.
Proposal No. 1: Election of 12 Directors

Each of the director nominees listed below was elected to serve as a member of the Company’s board of directors, each to serve a one-year term. The shareholders’ voting results are set forth below.

Nominee	For	Withhold	Broker Non-Votes
James M. Baker	5,727,496	—	—
Thomas C. Besselman, Sr.	5,726,883	613	—
James H. Boyce, III	5,726,482	1,014	—
Robert M. Boyce, Sr.	5,726,883	613	—
John J. D’Angelo	5,726,883	613	—
William H. Hidalgo, Sr.	5,727,496	—	—
Gordon H. Joffrion, III	5,463,451	264,045	—
Robert C. Jordan	5,726,883	613	—
David J. Lukinovich	5,727,496	—	—
Suzanne O. Middleton	5,726,883	613	—
Andrew C. Nelson, M.D.	5,463,451	264,045	—
Carl R. Schneider, Jr.	5,726,883	613	—
Frank L. Walker	5,463,451	264,045	—

Proposal No. 2: Approval of the Adoption of the 2017 Long-Term Incentive Compensation Plan
The shareholders approved the adoption of the 2017 Long-Term Incentive Compensation Plan. The shareholders’ voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
5,479,517	228,877	19,102	—

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

10.1	Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: May 25, 2017	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer